UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 26, 2004

AFC Enterprises, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-32369	58-2016606

(Commission File Number)	(IRS Employer Identification No.)

Six Concourse Parkway, Suite 1700, Atlanta, Georgia	30328-5352
(Address of Principal Executive Offices)	(Zip Code)

(770) 391-9500

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.02. Termination of a Material Definitive Agreement.

     On December 29, 2004, in connection with the closing of the sale of Church’s Chicken (“Church’s”) by AFC Enterprises, Inc. (the “Company”), Hala G. Moddelmog was terminated from the position of President of Church’s. Ms. Moddelmog’s termination also terminates the Employment Agreement between the Company and Ms. Moddelmog.

     As a result of the termination of her employment, subject to fulfillment of certain conditions under her employment agreement, Ms. Moddelmog will receive (i) a payment equal to her base salary and target bonus, totaling approximately $650,200 and (ii) the acceleration of the vesting of 67,00 unvested options. In addition as a result of the Company’s completion of the sale of Church’s, Ms. Moddelmog will receive other bonuses of $1,395,200. Ms. Moddelmog’s employment agreement was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q on August 20, 2004 and is incorporated herein by reference.

     On December 29, 2004, the Company also announced the termination of Christopher P. Elliot from his position as President of the Company’s former subsidiary Cinnabon, Inc. in connection with its recent sale. Mr. Elliot’s termination also terminates the employment agreement between the Company and Mr. Elliot effective December 26, 2004. As a result of the termination of his employment, subject to fulfillment of certain conditions under his employment agreement, Mr. Elliot will receive (i) a payment equal to his base salary and target bonus, totaling approximately $497,000 and (ii) the acceleration of the vesting of 29,834 unvested options. Mr. Elliot’s employment agreement was filed as Exhibit 10.80 to the Company’s Annual Report on Form 10-K on March 29, 2004 and is incorporated herein by reference.

     On December 29, 2004 the Company also announced the termination of Dick R. Holbrook from his positions of President and Chief Operating Officer of the Company as of December 26, 2004. In addition, effective as of December 26, 2004, Mr. Holbrook has resigned from the Company’s board of directors. Mr. Holbrook’s termination also terminates the employment agreement and the first and second amendments to the employment agreement between the Company and Mr. Holbrook. As a result of his termination, subject to fulfillment of certain conditions under his employment agreement, Mr. Holbrook will receive (i) a payment equal to two times his current base salary and target bonus plus employee benefits costs, totaling approximately $1,980,582, (ii) payment of certain deferred compensation benefits, totaling approximately $792,459, and (iii) the acceleration of the vesting of 126,667 unvested options. Mr. Holbrook’s employment agreement was filed as Exhibit 10.60 to the Company’s Form S-1 on January 22, 2001, the first amendment to his employment agreement was filed as Exhibit 10.70 to the Company’s Form S-1 on February 9, 2001, and the second amendment to his employment agreement was filed as Exhibit 10.75 to the Company’s Form S-1 on November 13, 2001, and each is incorporated herein by reference.

Section 5—Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On December 29, 2004, the Company announced the termination of Dick R. Holbrook, President and Chief Operating Officer of the Company from his positions with the Company effective as of December 26, 2004. In addition, effective as of December 26, 2004, Mr. Holbrook has resigned from the Company’s board of directors. The information regarding Mr. Holbrook’s termination discussed in Item 1.02 above is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFC Enterprises, Inc.

Date: December 29, 2004	By:	/s/ Frank J. Belatti
Frank J. Belatti
Chairman of the Board and Chief Executive
Officer